                                                            EXHIBIT 99.(a)(1)(C)

                         NOTICE OF GUARANTEED DELIVERY
                     for Tender of Shares of Common Stock
                       (Including the Associated Rights)
                                      of
                       ProVantage Health Services, Inc.
                                      at
                             $12.25 Net Per Share
                                      by
                             PV Acquisition Corp.

                    an indirect wholly owned subsidiary of
                               Merck & Co., Inc.


        THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON WEDNESDAY, JUNE 14, 2000, UNLESS EXTENDED.


   This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, $0.01 par value per share, of ProVantage Health Services, Inc., a Delaware corporation (the "Company"), including the associated preferred share purchase rights issued pursuant to the Rights Agreement, dated as of March 12, 1999, and amended as of May 4, 2000, by and between the Company and Norwest Bank Minnesota, N.A., as Rights Agent (the "Rights," and the shares of Common Stock inclusive of their respective Rights, the "Shares"), are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Norwest Bank Minnesota, N.A. (the "Depositary") prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase, defined herein). This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or United States mail, overnight mail or courier to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                         NORWEST BANK MINNESOTA, N.A.

          By Mail:                By Hand in New York:      By Hand/Overnight Courier:

Norwest Bank Minnesota, N.A.  The Depository Trust Company Norwest Bank Minnesota, N.A.
    Shareowner Services           Transfer Agent Drop          Shareowner Services
 Reorganization Department     55 Water Street--1st Floor   161 North Concord Exchange
       P.O. Box 64858           New York, NY 10041-0099      South St. Paul, MN 55075
  St. Paul, MN 55164-0858

                          By Facsimile Transmission:

                                (651) 450-4163

             To Confirm Receipt of Notice of Guaranteed Delivery:

                                (651) 450-4110

                               ---------------

   Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above, or transmission of instructions via a facsimile transmission to a number other than as set forth above, will not constitute a valid delivery.

   This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver (i) the Letter of Transmittal or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and
(ii) certificates for Shares or a Book-Entry Confirmation (as defined in Section 3 of the Offer to Purchase) to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

             THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

  The undersigned hereby tenders to PV Acquisition Corp., a Delaware corporation and indirect wholly owned subsidiary of Merck & Co., Inc., a New Jersey corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 10, 2000 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares: _______________  Name(s) of Record Holder(s): _______________
Certificate Numbers (if
 available): ____________________  ____________________________________________
_________________________________  ____________________________________________
                                              (Please Type or Print)
_________________________________
If Share(s) will be tendered by
 book entry transfer:              Address(es): _______________________________
Names of Tendering Institutions:   ____________________________________________
_________________________________  ____________________________________________
                                                                     (Zip Code)
_________________________________  Area Code and Tel. No(s).: _________________
_________________________________  Signature(s): ______________________________
Account No.: _________________ at  ____________________________________________
[_] The Depository Trust Company
Transaction Code: _______________
Date: ___________________________

                THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

                                   GUARANTEE
                   (Not to be used for signature guarantee)

  The undersigned, an Eligible Institution (as defined in Section 3 of the Offer to Purchase), hereby guarantees to deliver to the Depositary the certificates representing Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation with respect to such Shares, in either case together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof), with any required signature guarantees, or an Agent's Message in the case of a book-entry delivery of shares, and any other documents required by the Letter of Transmittal, all within three New York Stock Exchange trading days after the date hereof.

Name of Firm: ________________________
                                         --------------------------------------
                                                 (Authorized Signature)

Address: _____________________________
                                         Name: ________________________________
                                                 (Please Type or Print)
--------------------------------------
                            (Zip Code)
                                         Title: _______________________________
Area Code and Tel. No.: ______________

                                         Date:  _______________________________

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
      DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT ONLY TOGETHER WITH YOUR LETTER OF TRANSMITTAL.

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